EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-43114, No. 333-89082 and No. 333-121437) pertaining to the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and 2004 Equity Incentive Plan of Monogram Biosciences, Inc. (formerly ViroLogic, Inc.) and in the Registration Statements (Forms S-3 No. 333-65716, No. 333-70562, No. 333-86892, No. 333-102273, No. 333-102995, No. 333-103980, No. 333-121438 and No. 333-121475) and related Prospectuses of Monogram Biosciences, Inc. (formerly ViroLogic, Inc.) of our report dated March 15, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 15, 2006